Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Heliogen, Inc.
Pasadena, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-263346 and No. 333-269694) of Heliogen, Inc. of our report dated March 31, 2022 (May 23, 2022 as to the effects of the restatement discussed in Note 3), relating to the consolidated financial statements which appears in this Annual Report on Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California

March 29, 2023